COLUMBIA FUNDS SERIES TRUST I

Item 77I/77Q1(d)—TERMS OF NEW OR AMENDED SECURITIES:

On December 23, 2016, a Form Type 485(b), Accession No. 0001193125-16-803021, an amendment to the registration statement of Columbia Funds Series Trust I, was filed with the SEC. This amendment registered the new classes of shares of the Funds listed below, effective December 31, 2016, and describes the characteristics of the new classes of shares:

Fund	New Share Classes
Active Portfolios® Multi-Manager Alternatives Fund (now known as Multi-Manager Alternative Strategies Fund)	Class Z

Active Portfolios® Multi-Manager Small Cap Equity Fund (now known as Multi-Manager Small Cap Equity Strategies Fund)	Class Z

Active Portfolios® Multi-Manager Total Return Bond Fund (now known as Multi-Manager Total Return Bond Strategies Fund)	Class Z

Columbia Balanced Fund	Class W

Columbia Global Energy and Natural Resources Fund	Classes W and Y

Columbia Global Technology Growth Fund	Class W

Columbia Greater China Fund	Class Y

Columbia Small Cap Growth Fund I	Class W